SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]Preliminary Proxy Statement
[ ]Confidential, for Use of the Commission Only (as permitted by
   Rule 14a-6(e)(2))
[X]Definitive Proxy Statement
[ ]Definitive Additional Materials
[ ]Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                             MILLENNIUM ELECTRONICS
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               (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]No fee required.
[ ]$125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or Item
   22(a)(2) of Schedule 14A.
[ ]$500 per each party to the controversy pursuant to Exchange Act Rule
   14a-6(i)(3).
[ ]Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
   1) Title of each class of securities to which transaction applies:

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   2) Aggregate number of securities to which transaction applies:

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   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------
   4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------
   5) Total fee paid:

      ------------------------------------------------------------------

[ ]Fee paid previously with preliminary materials.

[ ]Check box if any part of the fee is offset as provided by Exchange Act
   Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

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                               Page 1 of 26

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   2) Form, Schedule or Registration Statement No.:

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   3) Filing Party:

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   4) Date Filed:

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                               Page 2 of 26

                        MILLENNIUM ELECTRONICS, INC.
                  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON JULY 14, 1998


TO THE STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Millennium Electronics, Inc. ("the Company"), a Nevada corporation, will be held on July 14, 1998 at 5:00 p.m., local time, in the Willow Room of the Crystal Lake Holiday Inn, 800 South Route 31, Crystal Lake, Illinois 60014 for the following purposes:

1. To elect five directors of the Company to serve until the 1999 Annual Meeting of Stockholders or until their successors have been duly elected and qualified (Proposal 1);

2. To approve the adoption of the 1998 Non-employee Directors Stock Option Plan and the reservation of 300,000 shares of Common Stock for issuance thereunder (Proposal 2);

3. To ratify the appointment of Singer Lewak Greenbaum & Goldstein LLP as independent public accountants of the Company for the fiscal year ending December 31, 1998 (Proposal 3); and

4. To transact such other business as may properly be brought before the meeting and any adjournment(s) thereof.

      The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

      Stockholders of record at the close of business on June 2, 1998, 1998 shall be entitled to notice of and to vote at the meeting.

      All stockholders are cordially invited to attend the meeting. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she has returned a proxy.

                                    Sincerely,

                                    /s/ Troy D. Barnes

                                    Troy D. Barnes
                                    President, Chief Executive Officer
                                    and Secretary
Irvine, California
June 12, 1998

                           YOUR VOTE IS IMPORTANT

      IN ORDER TO ASSURE YOUR REPRESENTATION AT THE MEETING YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

                        MILLENNIUM ELECTRONICS, INC.
                                51 Discovery
                          Irvine, California 92618

                               PROXY STATEMENT
               INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL
      The enclosed Proxy is solicited on behalf of the Board of Directors of Millennium Electronics, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held on July 14, 1998 at 5:00 p.m., local time, in the Willow Room of the Crystal Lake Holiday Inn, 800 South Route 31, Crystal Lake, Illinois 60014, and at any adjournment(s) thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Company's telephone number is (714) 788-8100. These proxy solicitation materials were mailed on or about June 12, 1998 to all stockholders entitled to vote at the meeting.

RECORD DATE AND SHARE OWNERSHIP
      Stockholders of record at the close of business on June 2, 1998 (the "Record Date") are entitled to notice of and to vote at the meeting and at any adjournment(s) thereof. As of March 12, 1998, 8,282,366 shares of the Company's Common Stock, $.001 par value, were issued and outstanding.

REVOCABILITY OF PROXIES
      Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company (Attention:
Troy D. Barnes) a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

VOTING AND SOLICITATION
      On all matters each share of Common Stock has one vote. Directors are elected by a plurality vote of the Common Stock in person or represented by proxy at a meeting. See "Election of Directors - Vote Required."

      The cost of this solicitation will be borne by the Company. The Company has retained the services of Corporate Investor Communications (the "Agent") to perform a search of brokers, bank nominees and other institutional owners. The Company estimates that it will pay the Agent a fee of $1,000 for its services and will reimburse it for reasonable out-of-pocket expenses, if necessary. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone or telegram.

QUORUM; ABSTENTIONS; BROKER NON-VOTES
      The Company's Bylaws provide that stockholders holding a majority of the votes shares of Common Stock issued and outstanding and entitled to vote on the Record Date shall constitute a quorum at meetings of stockholders. Shares that are voted "FOR," "AGAINST" or "WITHHELD" on a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as "entitled to vote on the subject matter" (the "Votes Cast") at the Annual Meeting with respect to such matter.

      Pursuant to Section 78.320(a) of the Nevada General Corporation Law, stockholders holding at least a majority of the voting power constitute a quorum. Accordingly, the Company believes that abstentions should be counted for purposes of determining the presence or absence of a quorum for the transaction of business and the total number of Votes Cast with respect to a particular matter (other than the election of directors). In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, with the exception of the proposal for the election of directors, abstentions will have the same effect as a vote against the proposal. Because directors are elected by a plurality vote, abstentions in the election of directors have no impact once a quorum exists.

      While there is no comparable Nevada authority, in a 1988 Delaware case, Berlin v. Emerald Partners, the Delaware Supreme Court held that, while broker non-votes may be counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes should not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Broker non-votes with respect to proposals set forth in this Proxy Statement will therefore not be considered "Votes Cast" and, accordingly, will not affect the determination as to whether the requisite majority of Votes Cast has been obtained with respect to a particular matter.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS
      The Company currently intends to hold its 1999 Annual Meeting of Stockholders in June 1999 and to mail proxy statements relating to such meeting in May 1999. Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company's 1999 Annual Meeting of Stockholders must be received by the Company no later than February 9, 1999 and must otherwise be in compliance with applicable laws and regulations in order to be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

EXECUTIVE OFFICERS
      The executive officers of the Company are:

Name                          Age         Office
----                          ---         ------
Troy D. Barnes (1)            34          President, Chief Executive Officer
                                          and Secretary

Philip A. Harvey (2)          43          Chief Financial Officer and
                                          Treasurer

(1)   For the biography of Mr. Barnes, see "Election of Directors - Nominees".
(2) Philip A. Harvey was appointed Chief Financial Officer and Treasurer effective as of April 1, 1998. From 1988 to 1997, Mr. Harvey was employed as the Manager, Treasury Operations by Filenet Corporation, a $270 million publicly-held software developer of electronic document management, imaging and business process automation solutions. Among his other duties, Mr. Harvey managed the corporation's foreign currency exposure, in excess of $50 million, and investment portfolio, in excess of $60 million. In addition, Mr. Harvey was responsible for worldwide cash management, risk management and SEC reporting.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT
      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or 5 with the Securities and Exchange Commission (the "SEC") and the National Association of Securities Dealers. Such officers, directors and ten-percent stockholders are also required by SEC rules to furnish the Company with copies of all forms that they file pursuant to Section 16(a). Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no other reports were required for such persons, the Company believes that all Section 16(a) filing requirements applicable to its officers, directors and ten-percent stockholders were complied with in a timely fashion with the following exceptions:

      (1) Fred Newton had to travel to the Phillippines on business shortly after becoming a director. As a result, the filing of his initial report on Form 3, which was due to be filed by March 20, was delayed and was not filed until March 26.

      (2) Certain shares which were granted to Daniel Glick, director, and held in escrow pending the achievement of certain performance milestones by the Company were canceled when a milestone was not met. The cancellation of the 4,345 shares of the Company's Common Stock was not reported within the ten day requirement.

      (3) Certain shares which were granted to Bradley Barnes, who was the beneficial holder of 10% of the Company's securities prior to the exercise of various warrants and options, and held in escrow pending the achievement of certain performance milestones by the Company were canceled when a milestone was not met. The cancellation of the 18,214 shares of the Company's Common Stock was not reported within the ten day requirement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
      The following table sets forth as of March 12, 1998 certain information with respect to the beneficial ownership of the Company's Common Stock by (i) any person (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) known by the Company to be the beneficial owner of more than 5% of the Company's voting securities, (ii) each director and each nominee for director of the Company,
(iii) each of the executive officers named in the Summary Compensation Table appearing herein, and (iv) all directors and executive officers of the Company as a group.
                                                           NUMBER OF   PERCENT
NAME AND ADDRESS (1)                                        SHARES     OF TOTAL
--------------------                                        ------     --------
Troy D. Barnes (2) ........................................4,078,760     49.2%
715 Marlin Drive
Laguna Beach, CA

Celeste Barnes (3).........................................4,078,760     49.2%
715 Marlin Drive
Laguna Beach, CA

Bradley Stuart Barnes .......................................710,336      8.6%
P.O. Box 9706
Laguna Beach, CA

Douglas P. Morris (4)........................................333,330      3.9%
515 Red Cypress Drive
Cary, IL

Daniel H. Glick (5)..........................................169,434      2.0%
7025 Texhoma Avenue
Van Nuys, CA

Fred O. Newton ..................................................-0-        0%
2113 E. Knoll Circle
Mesa, AZ

Philip A. Harvey ................................................-0-        0%
24 Via Di Nola
Laguna Niguel, CA

All directors and executive officers as a group (five
 persons)(6)...............................................4,581,524     53.4%
-------------------
(1) Except as otherwise indicated below, the persons whose names appear in the table above have sole voting and investment power with respect to all shares of stock shown as beneficially owned by them subject to community property laws, where applicable.

(2) Includes (i) 250 shares held with wife, Celeste Barnes, as community property, (ii) 102,444 shares held as Trustee of The Troy D. Barnes Trust, and (iii) 3,976,066 shares held as Co-Trustee of The Barnes Family Trust.

(3) Includes (i) 250 shares held with husband, Troy D. Barnes, as community property, (ii) 102,444 shares held by husband as Trustee of The Troy D. Barnes Trust, and (iii) 3,976,066 shares as Co-Trustee of The Barnes Family Trust. Ms. Barnes was an executive officer of the Company until her resignation effective as of January 7, 1998.

(4) Includes (i) options to purchase 300,000 shares Common Stock exercisable within sixty (60) days of the Record Date, and (ii) 33,330 shares held by H & M Capital Investments, Inc., a company 100% owned by Mr. Morris.

(5) Mr. Glick, currently a director and a partner with Barry G. Morganstern in Gkick Morganstern, has declined to be nominated for re-election to the Board. Mr. Morganstern, who has been nominated to the Board of Directors, holds beneficially 169,909 shares of the Company's common stock, or approximately 2.1% of the total outstanding shares. Mr. Morganstern's beneficial holdings of the Company's securities include (i) 164,434 shares held by Barry G. Morganstern and Carol A. Morganstern, Co-Trustees FBO The Barry and Carol Morganstern Family Trust; (ii) 5,000 shares held by Barry
      G. And Carol A. Morganstern, Co-Trustees FBO The Barry G. Morganstern Profit Sharing Plan; and (iii) 475 shares held by Barry Morganstern C/F Arielle S. Morganstern.

(6)   Includes the shares described in footnotes 2 and 4 above.

                                PROPOSAL ONE

                            ELECTION OF DIRECTORS

NOMINEES
      Management is proposing five nominees for election to the Board of Directors for terms expiring at the Company's 1999 Annual Meeting of Stockholders or until their successors are appointed. Three of the five nominees named below, all but Mr. Morganstern and Mr. Coppola, are presently directors of the Company. In the election of directors, stockholders have the right to cumulate votes. See "Vote Required."

      Unless otherwise specified, each properly executed proxy received will be voted for the election of the five listed nominees named below to serve as directors until the 1999 Annual Meeting of Stockholders or until their successors are elected. The nominees have consented to be named as nominees in the proxy statement and to serve as directors if elected. Should a nominee become unable or unwilling to accept a nomination or election, or should additional persons be nominated at the meeting, the persons named in the enclosed proxy will vote for the election of the nominees hereafter designated by the Board of Directors (or if new nominees have been designated by the Board, in such a manner as to elect such new nominees). The Company is not aware of any reason that any of the nominees will be unable or will decline to serve as a director. There are no arrangements or understandings between any director or executive officer and any other person pursuant to which he is or was to be selected as a director or officer of the Company.

      The following persons have been nominated as directors:

                                                                        Director
     Name                 Age*  Position                                  Since
     ----                 ----  --------                                  -----
Troy D. Barnes ............34   Chief Executive Officer, President,        1997
                                Secretary and Chairman of the Board
                                of Directors of the Company

Douglas P. Morris..........42   Vice President of Capital Markets          1997
                                and Director


Fred O. Newton (1).........59   Director                                   1998

Barry G. Morganstern.......46   Nominee                                     --

Anthony F. Coppola (1).....58   Nominee                                     --

------------------------
*     As of April 30, 1998.
(1)   Member of the Audit Committee

      There is no family relationship between any director or executive officer of the Company.

      Troy D. Barnes was the founder, president, chief executive officer and chairman of the board of Millennium Memory, Inc., a California corporation and wholly owned subsidiary of the Company ("Millennium Memory"), since its inception in 1994. In 1985, Mr. Barnes founded Kelly Micro Systems, Inc., a company involved in the design, manufacture and distribution of memory upgrades for personal computers. As its chairman and chief executive officer, Mr. Barnes oversaw the growth of Kelly Micro Systems, Inc. into a company with $70 million in annual revenues. Kelly Micro Systems, Inc. was sold to MicroAge Corporation, a $2 billion distributor of computer hardware, in 1994. Upon the merger of Millennium Memory with Beacon Capital Investments, Inc. ("Beacon") in 1997, Mr. Barnes became director, president, chief executive officer and chief financial officer of the Company. Upon the resignation by his wife, Celeste Barnes, of her office as secretary of the Company in January of 1998, Mr. Barnes became the secretary of the Company. Mr. Barnes resigned as chief financial officer, effective as of April 1, 1998 when Philip Harvey became the Company's CFO. Mr. Barnes resides in Laguna Beach, California.

      Mr. Morris, 42, was appointed a director of Beacon in December 1994. Mr. Morris is, and has been since 1988, the owner of H&M Capital Investments, Inc., a privately-held business consulting firm. H&M Capital Investments, Inc. is engaged in consulting with privately-held and publicly-held companies relating to management, debt financing and equity financing. From 1984 to 1988, Mr. Morris was self-employed in managing his own investments. From 1981 to 1984, he was Assistant City Administrator for the City of Palmdale, California. From 1979 to 1981, he was the Assistant Mayor of Burbank, California. Mr. Morris is the president and a director of Celtic Investment, Inc., a publicly-held company which is engaged in the financial services business, a director of Dauphin Technology, Inc., a publicly-held company engaged in the computer hardware business, and the secretary and a director of Emerald Capitol Investments, Inc. an inactive publicly-held company. Mr. Morris received his Masters Degree in Public Administration at the University of Southern California in 1982 and his Bachelor of Arts Degree in Judicial Administration from Brigham Young University in 1978. Mr. Morris resides in Cary, Illinois.

      Since 1992 Mr. Newton has been Managing Consultant for Lockwood Greene Consulting. In this capacity he has provided strategic business planning for a number of businesses including Minnesota Mining & Manufacturing Company ("3M"), PPG Industries, Inc., McDonnell Douglas Corporation, Raytheon E-Systems Richardson, an aerospace development and electronic device designer and manufacturer; Intel Corporation, a microprocessor designer and manufacturer, and Syntex Chemicals Inc., a pharmaceutical company. Mr. Newton resides in Mesa, Arizona.

      Mr. Morganstern co-founded Glick Morganstern along with Mr. Glick. Glick Morganstern is a corporate finance firm which advises and represents middle market companies in dealing with asset based lenders, in June 1986. Glick Morganstern is located at 21755 Ventura Boulevard, Suite 200, Woodland Hills, California 91364. Prior to co-founding Glick Morganstern, Mr. Morganstern served as Vice President of Finance for Winston Financial Corporation, an equipment leasing company specializing in providing equipment financing to early stage telecommunication and broadcasting companies. Mr. Morganstern served on the Board of Directors of Kelly Micro Systems, Inc. from December of 1992 until its sale in 1994, and is currently on the Board of Directors of Distinctive Solutions Corp., a provider of standard software packages to asset based lenders and factors. Mr. Morganstern graduated cum laude in 1974 with a Bachelor of Science degree in Business Administration-Accounting from California State University at Northridge and is a member of the American Institute of Certified Public Accountants. Mr. Morganstern resides in Woodland Hills, California.

      Mr. Coppola has served as a principal and president of Computer Products Marketing, Inc. ("CPM") since 1982. CPM is a computer and communications advisory firm providing strategic and tactical issue analysis for major equipment vendors, equipment lessors and related trade associations. CPM has also served as executive advisor in related mergers and acquisitions. Past clients of CPM include IBM, Xerox, Unisys and EDS. From 1980 to 1982, Mr. Coppola was the president of Computer Equipment Services, Inc. And engaged in the sales, leasing and service of IBM-compatible add-on and add-in memories. From 1970 to 1980, Mr. Coppola was Senior Vice President Sales/Marketing at Electronic Memories & Magnetics Corporation. From 1968 to 1970, Mr. Coppola was Account Executive at Honeywell Corporation. Prior to his employment at Honeywell, Mr. Coppola was engaged in various applied research programs with Bell Laboratories, the RCA David Sarnoff Research Center and the Engineering and Aircraft Divisions of Grumman. Mr. Coppola resides in Laguna Niguel, California.

BOARD MEETINGS AND COMMITTEES
      The Board of Directors of the Company held a total of three meetings and took six actions by unanimous written consent during the fiscal year ended December 31, 1997. No incumbent director serving during such fiscal year attended fewer than 75% of the aggregate of all meetings of the Board of Directors.

      The Board of Directors created the Audit Committee on March 10, 1998. During the fiscal year ended December 31, 1997 the Board of Directors had no audit, nominating or compensation committee or any committees performing similar functions.

DIRECTOR COMPENSATION
      The Company currently reimburses directors for travel and other out-of-pocket expenses incurred in attending Board meetings and does not currently give any compensation to directors.

      However, the 1998 Non-Employee Directors' Stock Option Plan (the "Director Plan") is being submitted to the Stockholders for approval at the 1998 Annual Meeting. See "Proposal Two." The Director Plan provides for automatic non-discretionary grants of warrants to non-employee directors ("Outside Directors").

      Each Outside Director elected on or after the date of adoption of this plan is automatically granted an option to purchase 10,000 shares of Common Stock upon the later of the date he or she becomes a director of the Company or the Director Plan is adopted. Thereafter, each Outside Director (other than the Chairman of the Board) is automatically granted an option to purchase 10,000 shares of Common Stock on the date of the Annual Meeting each year, provided that he or she is then serving as an Outside Director. The Director Plan provides that the exercise price shall be equal to 100% of the fair market value of the Common Stock on the date of grant of the options.

      Following the approval of the Director Plan, employee directors will be eligible for similar grants under the Company's 1997 Incentive Stock Option Plan.

VOTE REQUIRED
      The directors will be elected by a plurality vote of the shares of the Company's Common Stock present or represented and entitled to vote on this matter at the meeting. Cumulative voting in the election of directors is required under Section 2115 of the California Corporations Code. Under cumulative voting, each share of stock entitled to vote in the election of directors has such number of votes as is equal to the number of directors to be elected. A stockholder may then cast all of his or her votes for a single candidate or may allocate them among as many candidates as the stockholder may choose. As a result, stockholders holding a significant minority percentage of the outstanding shares entitled to vote in the election of directors may be able to effect the election of one or more directors. Votes withheld from a nominee and broker non-votes will be counted for purposes of determining the presence or absence of a quorum but because directors are elected by a plurality vote, have no impact once a quorum is present. See "Information Concerning Solicitation and Voting - Quorum; Abstentions; Broker Non-Votes."


           MANAGEMENT RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR"
                           THE FOREGOING NOMINEES


                                PROPOSAL TWO

                        APPROVAL AND ADOPTION OF THE
               1998 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN

INTRODUCTION
      The 1998 Non-Employee Directors Stock Option Plan (the "Plan") was adopted by the Board of Directors prior to the Meeting, subject to stockholder approval. The Plan provides for the grant of options to purchase shares of the Company's Common Stock to non-employee directors ("Outside Directors"). A total of 300,000 shares of Common Stock are reserved for issuance under the Plan.

      The Board believes that an option plan is necessary to enable the Company to attract qualified individuals to sit as members of the Board of Directors, and the Plan will fulfill this purpose.

SUMMARY OF THE PLAN
      The full text of the Plan is set forth as Exhibit "A" to this Proxy Statement. The following summary of the Plan is qualified by reference to that text.

      Purpose. The purposes of the Plan are to provide non-employee directors an opportunity to acquire a proprietary interest in the Company and to attract individuals with outstanding qualifications for the Company's Board of Directors.

      Eligibility. Only non-employee directors are eligible for option grants under the Plan. Each non-employee director will be granted an option to purchase 10,000 shares of the Company's Common Stock upon election to the Board of Directors (the "Initial Grant") and will receive options to purchase an additional 10,000 shares at the date of each Annual Meeting thereafter ("Annual Grants"). Each option, whether or not vested, and all rights and obligations thereunder expires ten years from the date of grant.

      Exercise of Options and Purchase of Restricted Shares. Initial Grants vest over a two-year period with 50% of the options vesting on the first anniversary of the grant and the remaining shares vesting on the second anniversary of the grant. Annual Grants become fully vested on the first anniversary of the date of grant.

      An option is exercised by delivery of written notice to the Company specifying the number of full shares of Common Stock to be purchased and payment of the purchase price.

      Exercise Price. The exercise price of the options granted under the Plan is 100% of the fair market value of the Common Stock on the date of grant.

      Termination. If an optionee ceases to be a director of the Company for any reason other than death or disability, vesting shall cease and the optionee shall have the right to exercise existing vested but unexercised options for one year after the date optionee ceases to be a director. If such termination is due to the optionee becoming permanently and totally disabled, vesting shall cease and the optionee shall have the right to exercise existing vested but unexercised options at any time within five years after the optionee ceases to be a director. If the optionee ceases to be a director of the Company by reason of the optionee's death, vesting shall cease and the vested but unexercised options may be exercised within five years after the date of the optionee's death.

      Non-Transferability. An option is non-transferable by the optionee other than by will or the laws of decent and distribution or as permitted by Rule 16b-3 of the Securities Exchange Act of 1934, as amended, and is exercisable during the optionee's lifetime only by the optionee, or in the event of the optionee's death, by a person who acquires the right to exercise the option by bequest or inheritance or by reason of the death of an optionee.

      Adjustments Upon Changes in Capitalization; Changes of Control. The number of shares covered by each outstanding option, and the exercise price thereof shall be proportionately adjusted for any increase or decrease in the number of issued shares resulting from a change in the Company's capitalization, such as a stock split, stock dividend and the like. If the Company is a participant in any merger or consolidation, each outstanding and unexercised option may be canceled, provided that for a period of 30 days prior to the effective date of such transaction optionee may exercise all unexercised options including unvested options.

      Amendment. The Board may from time to time, with respect to any shares at the time not subject to options, suspend or discontinue the Plan. If necessary to allow the Plan to meet the conditions of Rule 16b-3, the Board of Directors will obtain the approval of a majority of the Company's stockholders to (a) materially increase the benefits accruing to participants under the Plan; (b) materially increase the number of shares subject to the Plan; or (c) change the designation of the class of persons eligible to receive options.

      Terms of Plan. Options may be granted pursuant to the Plan during the period ending on July 14, 2008.

      The Company's Common Stock is traded on the over-the-counter securities market under the symbol "MILM". On December 31, 1997, the last reported sale price for the Common Stock was $5.00. As of July 14, 1998, no options or stock purchase rights had been granted under the Plan.

REQUIRED VOTE
      The approval of the Plan requires the affirmative vote of a majority of the shares of the Company's Common Stock present or represented and entitled to vote on this subject matter at the meeting. An abstention is not an affirmative vote and, therefore, will have the same effect as a vote against the proposal. A broker non-vote will not be treated as entitled to vote on this subject matter at the meeting. See "Information Concerning Solicitation and Voting - Quorum; Abstentions; Broker Non-Votes."

           MANAGEMENT RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR"
       ADOPTION OF THE 1998 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN


                               PROPOSAL THREE

        RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANT

      The Board of Directors has selected Singer Lewak Greenbaum & Goldstein LLP, independent public accountants, to audit the financial statements of the Company for the fiscal year ending December 31, 1998, and recommends that stockholders vote for ratification of such appointment. In the event of a negative vote on ratification, the Board of Directors will reconsider its selection. A representative of Singer Lewak Greenbaum & Goldstein LLP is expected to attend the Meeting to make any statements he may desire and respond to stockholders' questions.

           MANAGEMENT RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR"
                     RATIFICATION OF THE APPOINTMENT OF
                   SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

                           EXECUTIVE COMPENSATION

SUMMARY COMPENSATION

      The following table shows, as to the Chief Executive Officer and each of the other executive officers whose salary plus bonus exceeded $100,000, information concerning compensation awarded to, earned by or paid for services to the Company in all capacities during the last three fiscal years (to the extent that such person was the Chief Executive Officer and/or an executive officer, as the case may be, during any part of such fiscal year):

                           SUMMARY COMPENSATION TABLE

     Name and                         Annual Compensation
     Principal                     --------------------------     All Other
     Position                Year  Salary($)<F1>  Bonus($)<F1>  Compensation<F2>
     --------                ----  -------------  ------------  ----------------
TROY D. BARNES --            1995      -0-        $264,000
 Chairman of the Board       1996      -0-        $250,000         $281,322
 of Directors, President     1997   $257,978        -0-            $495,157
 and Chief Executive
 Officer

[FN]
<F1>  Prior to the merger with Beacon, Millennium Memory, Inc. operated as an S corporation. In 1995, Troy Barnes, through his personal trust, received distributions of approximately $264,000 but no salary. Mr. Barnes received a bonus of $250,000 in December of 1996. In the first quarter of 1997, distributions were made to all of the then current shareholders of Millennium Memory, Inc. before the effective date of the merger with Beacon to pay their tax liability with respect to the income attributable to them from the Company. The total distribution was $612,788 of which approximately $477,925 was paid to Mr. Barnes. Commencing with the effective date of the Merger, Mr. Barnes received an annual salary of $250,000. Mr. Barnes' wife, Celeste Barnes, was a Company employee for the fiscal year ended December 31, 1997 and earned an annual salary of $91,250.

<F2>  Includes an annual automobile allowance of $17,232 and distributions from
      Millennium Memory, Inc. prior to the merger with Beacon.


STOCK OPTION GRANTS AND EXERCISES IN FISCAL 1997

      In 1997, the Company granted 140,000 options to purchase shares of the Company's common stock to Steven Weinberg, the Company's former Vice President of Sales and Marketing exercisable at $3.00 per share. Such options expired March 4, 1998. In addition, Mr. Weinberg was granted options to purchase 70,000 shares of the Company's common stock exercisable at $3.00 per share which expire April 1, 2000. No other stock options or stock purchase rights ("SPRs") were granted to or exercised by any of the Company's executive officers in 1995, 1996 or 1997.

EMPLOYMENT CONTRACTS

      In December of 1996 Millennium Memory, Inc., a wholly-owned subsidiary of the Company ("MMI"), entered into a five year employment agreement with its Chief Executive Officer and Chairman, Troy Barnes. Under that agreement, which is terminable by the Company only for cause, Mr. Barnes is to receive an annual salary of $250,000 plus an annual performance bonus after 1997 to be determined in the discretion of the Company's Board of Directors plus an automobile allowance of $1,436 per month. The Company does not presently have an employment contract in effect with its other executive officer.

      Beacon entered into a one year Consulting Agreement with Douglas P. Morris prior to the effective date of the merger with Millennium Memory which provided for an advisory fee of $50,000, incentive stock options entitling Mr. Morris to purchase 300,000 shares of Beacon's common stock at $3.00 per share, exercisable over the five year period beginning with March 31, 1997, the effective date of the merger, and reimbursement of reasonable expenses incurred by him on behalf of Beacon. Effective April 1, 1998, the Company renewed the Consulting Agreement for another year. For the one year period beginning April 1, 1998, the Company will pay Mr. Morris $100,000.


                              CERTAIN TRANSACTIONS

      MMI obtained a line of credit of $500,000 from Troy D. Barnes, its Chairman of the Board, Chief Executive Officer and principal shareholder, which was subordinated to MMI's principal bank line of credit. Interest on the subordinated line of credit was at the rate of 7.6% per annum. The balance of the line of credit was $298,491 and $298,811 as of December 31, 1995 and September 30, 1996, respectively. Under the terms of the merger agreement, this loan was repaid by MMI promptly after the effective date of the merger with Beacon, March 31, 1997.

      In May of 1996, MMI loaned its Chief Executive Officer, Chairman of the Board and principal shareholder $150,000. That loan was interest free and was due and payable on February 1, 1997. Pursuant to the terms of the merger agreement, that loan was repaid concurrently with MMI's repayment of the outstanding balance of the subordinated line of credit extended to MMI as described in the preceding paragraph.

      MMI paid an advisory fee of $50,000 to Glick Morganstern in connection with the private placement by MMI prior to the merger with Beacon. Glick Morganstern currently receives $5,000 per month in consulting fees for work interfacing with the Company's secured financing lender and for general organizational consulting.

      The Company renewed its Consulting Agreement with Douglas Morris. Mr. Morris is a director of the Company. See "Executive Compensation - Employment Contracts."

                      REPORT OF THE BOARD OF DIRECTORS

      Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Exchange Act of 1933, as amended, or the Securities Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the Performance Graph on page 14 shall not be incorporated by reference into any such filings.

      The Board of Directors has not created a Compensation Committee to formulate policy regarding the Company's executive officers. For the fiscal year ended December 31, 1997, Troy D. Barnes was the only executive officer in the Company. Mr. Barnes compensation is governed by an employment agreement. See "Executive Compensation-Employment Contracts."

EXECUTIVE OFFICER COMPENSATION PROGRAMS
      The objectives of the overall executive officer compensation program are to attract, retain, motivate and reward key personnel who possess the necessary leadership and management skills through competitive base salary, annual cash bonus incentives, long-term incentive compensation in the form of stock options, and various benefits (including medical and life insurance plans) generally available to employees of the Company.

      The executive compensation policies of the Company are intended to combine competitive levels of compensation with rewards for above average performance and to align relative compensation with the achievements of the business objectives, optimal satisfaction of customers, and maximization of stockholder value. The Board of Directors believes that stock ownership by management is beneficial in aligning management and stockholder interests and thereby enhancing stockholder value.

      Base Salary. Base salary levels for the Company's executive officers are set relative to other companies in the same stage of development in the same industry and geographic area. In determining salaries, the Committee also takes into account the Chief Executive Officer's recommendations, individual experience and contributions to corporate goals, the Company's performance, and, in the case of Mr. Barnes, existing contractual commitments. Measures of the Company's performance taken into account by the Committee in establishing executive officer compensation include the achievement of significant milestones in the Company's development plan and the relationship of the individual's contribution to the achievement of these goals.

      Incentive Bonuses. The Committee believes that a cash incentive bonus plan can serve to motivate the Company's executive officers and management to address annual performance goals, using more immediate measures for performance than those reflected in the appreciation in value of stock options. However, for fiscal 1997, the Company's goals were targeted toward longer-term objectives for corporate development. As a consequence, the Company did not have any incentive bonus plan for executive officers for fiscal 1997 although certain incentive payments were made to sales executives.

      Stock Option Grants. Although no stock options were granted to executive officers in the fiscal year ended December 31, 1997, stock options are expected to be granted to executive officers and other employees under the Company's option plan. Stock option grants are intended to focus the attention of the recipient on long-term Company performance which should result in improved stockholder value, and to retain the services of the executive officers in a competitive job market by providing significant long-term earning potential. One of the principal factors considered in granting stock options to executive officers of the Company is the executive's ability to influence the Company's long-term growth and profitability. All options are granted at the current market price. Because of the direct relationship between the value of an option and the stock price, the Committee believes that options may motivate executive officers to manage the Company in a manner that is consistent with stockholder interests.

      The Company views stock options as one component of long-term performance-based compensation for executive officers. Senior management generally receives larger grants of stock options, so that their compensation is weighted more heavily toward compensation contingent upon the Company achieving improvements in stockholder value. Option awards to executive officers will generally made at the time of their employment and from time to time thereafter at the discretion of the Committee.

      Other Compensation Plans. The Company has adopted certain general employee benefit plans in which executive officers are permitted to participate on a parity with other employees. The incremental cost to the Company in fiscal 1997 of benefits provided to executive officers under these life insurance and health plans was less than 10% of the base compensation for executive officers. Benefits under these general plans are not directly or indirectly tied to Company performance.

CHIEF EXECUTIVE OFFICER COMPENSATION.
      In making compensation decisions regarding the Chief Executive Officer, the Board of Directors generally considers factors such as the Company's progress towards achieving its goals for the year, his leadership and establishment and implementation of strategic direction for the Company. In fiscal 1997, Mr. Barnes' compensation was governed by the Employment Agreement. No incentive bonus program was adopted for Mr. Barnes during fiscal 1997 although the Committee is considering adopting such a program for fiscal 1998.

      The foregoing report has been furnished by the Board of Directors of Millennium Electronics, Inc.

                                    MEMBERS OF THE BOARD OF
      Dated: June 12, 1998          DIRECTORS

                                    Troy D. Barnes
                                    Douglas P. Morris
                                    Daniel H. Glick
                                    Fred O. Newton

                       COMPANY STOCK PRICE PERFORMANCE

      The Company's stock began active trading in April 1997. The following graph demonstrates a nine-month comparison of cumulative total stockholder return, calculated on a dividend reinvestment basis and based on an initial investment of $100 in the Company's Common stock as compared with the NASDAQ Stock Market Index and the Nasdaq Electronic Component Index. No dividends have been declared or paid on the Company's Common Stock during such period. The stock price performance shown on the graph following is not necessarily indicative of future price performance.


               COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN



                  Millennium Electronics, Inc. vs. Peer Group


                 Millennium
              Electronics, Inc.      NASDAQ         NASDAQ Comp.
              -----------------      ------         ------------

4/30/97           $100                $100             $100
5/30/97            125                 111              103
6/30/97            125                 115               99
7/31/97            125                 127              124
8/29/97            125                 127              127
9/30/97            125                 134              128
10/31/97           138                 127              107
11/28/97           131                 128              107
12/31/97           125                 126               96

                                OTHER MATTERS

      The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend.

                                    THE BOARD OF DIRECTORS

Dated: June 12, 1998

                                     [Front]

PROXY
                          MILLENNIUM ELECTRONICS, INC.
                                  51 Discovery
                            Irvine, California 92618


      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THE BOARD RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3.

      The undersigned hereby appoints Troy D. Barnes and Philip A. Harvey or either of them, with unlimited power of substitution, as Proxies to represent the undersigned at the Annual Meeting of Stockholders of MILLENNIUM ELECTRONICS, INC. to be held on Tuesday, July 14, 1998, at 5:00 p.m., local time, or any adjournment or adjournments thereof, and to vote, as directed below, all shares of Common Stock, which the undersigned would be entitled to vote if then personally present.

PLEASE MARK YOUR VOTES LIKE THIS [ X ]


1. ELECTION OF FIVE DIRECTORS, EACH TO HOLD OFFICE UNTIL HIS OR HER SUCCESSOR SHALL HAVE BEEN ELECTED AND QUALIFIED. If no allocation or abstention is indicated, an equal number of voting shares will be cast for each nominee.

                      WRITE THE NUMBER
                      OF VOTES CAST
                      FOR EACH NOMINEE                           ABSTAIN
                      (See Proposal One-Vote Required
                      for an explanation of cumulative
                      voting.)

TROY D. BARNES           [              ]                        [      ]
DOUGLAS P. MORRIS        [              ]
FRED O. NEWTON           [              ]
BARRY G. MORGANSTERN     [              ]
ANTHONY F. COPPOLA       [              ]



--------------------------------------------------


2. APPROVAL AND ADOPTION OF THE 1998 NON-EMPLOYEE DIRECTORS STOCK PLAN.

             FOR                   AGAINST                  ABSTAIN
             [   ]                 [   ]                    [   ]

3.      RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANT

             FOR                   AGAINST                  ABSTAIN
             [   ]                 [   ]                    [   ]

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

-------------------------------------------------------------------------------

                                     [Back]


      THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

[   ] I PLAN  [   ] I DO NOT PLAN to attend the meeting
                                  NOTE: PLEASE SIGN EXACTLY AS YOUR
                                  NAME APPEARS BELOW. If stock is
                                  registered in the name of two or
                                  more persons, each should sign.
                                  Executors, administrators, trustees,
                                  guardians, attorneys, and corporate
                                  officers should show their full
                                  titles.

                                  Date:______________________________


                                  ___________________________________
                                       Signature of Stockholder


                                  ___________________________________
                                       Signature of Stockholder

             PLEASE MARK, SIGN, DATE, AND RETURN YOUR PROXY PROMPTLY
                        IN THE POSTPAID ENVELOPE PROVIDED

                                  EXHIBIT A

                        MILLENNIUM ELECTRONICS, INC.
                1998 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN


      1. Purpose. Millennium Electronics, Inc., a Nevada corporation (the "Company"), hereby establishes its 1998 Non-Employee Directors Stock Option Plan (the "Plan"). The purpose of the Plan is to attract the most qualified individuals to sit as members of the Company's Board of Directors and provide non-employee directors with an opportunity to participate in the growth of the Company through stock ownership.

      2. Eligibility. Only non-employee directors of the Company shall be eligible to participate in the Plan.

      3. Stock Available for Options Under the Plan. Subject to adjustment as provided in Section 5 hereof, the aggregate number of shares of the common stock of the Company ("Common Stock") as to which options may be granted under the Plan shall not exceed 300,000 shares. Any of such shares which may remain unsold and which are not subject to outstanding options at the termination of the Plan shall cease to be reserved for the purpose of the Plan, but until termination of the Plan, the Company shall at all times reserve a sufficient number of shares to meet the requirements of the Plan.

            In the event that any option granted under the Plan shall expire or terminate for any reason, including termination by the voluntary surrender thereof for cancellation, without having been exercised in whole or in part, the unpurchased shares subject thereto shall again be available for options to be granted under the Plan.

      4. Stock Option. The options granted under the Plan shall be evidenced by a written option agreement which shall contain the following terms and conditions:

            a. Option Price. The option price of shares of Common Stock covered by each option shall be 100% of the fair market value of the Common Stock on the date such option is granted. The fair market value shall be equal to (i) the closing sales price on such date of a share of Common Stock as reported on the principal securities exchange on which such shares of Common Stock are then listed or admitted to trading, or as reported on the National Association of Securities Dealers Automated Quotation ("Nasdaq") National Market System, or (ii) if not so reported, the average of the closing bid and ask prices on such date as reported on the Nasdaq System published in The Wall Street Journal or on the World Wide Web at "http://quote.yahoo.com."

            b. Number of Shares.

                  (i) Each non-employee director shall automatically receive an option to purchase 10,000 shares of Common Stock on the later of the date of his or her first election as a director or the approval of the Plan by the stockholders of the Company (the "Initial Grant").

                  (ii) Each year, as of the date of the Annual Meeting of Stockholders of the Company, each non-employee director who has been elected or re-elected or who is continuing as a member of the Board of Directors as of the adjournment of the Annual Meeting (other than any non-employee director eligible for an initial grant at such meeting pursuant to Section 4(b)(i) hereof) shall automatically receive an option to purchase 10,000 shares of Common Stock (the "Annual Grant").

            c. Expiration and Termination of Options.

                  (i) Expiration. Each option and all rights and obligations thereunder shall, subject to the provisions of Section 4(c)(ii) hereof, expire ten (10) years from the date of grant.

                  (ii) Termination. In the event that an optionee shall cease to be a director of the Company for any reason, the vesting of his or her options shall immediately and automatically terminate. In the event that an optionee shall cease to be a director of the Company for any reason other than a disability (as defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended from time to time, herein "Disability") or death, the vested portion of the option at the time the optionee ceases to be a director shall be exercisable for one year subsequent to the date the optionee ceased to be a director unless such option would expire pursuant to Section 4(c)(i) hereof at an earlier date, in which case such option shall remain exercisable only until the earlier expiration date. In the event that the optionee shall cease to be a director of the Company due to Disability, the portion of his or her options vested at the date the optionee ceased to be a director shall remain exercisable for five years after such cessation unless such options would expire pursuant to
      Section 4(c)(i) at an earlier date, in which case such options shall remain exercisable only until the earlier expiration date. In the event that the optionee should die while a director of the Company or during the one year period following resignation as a director due to Disability, the portion of his or her options vested at the date the optionee ceased to be a director shall remain exercisable for five years after the date of the optionee's death, unless such options would expire pursuant to Section 4(c)(i) at an earlier date, in which case the options shall remain exercisable only until the earlier expiration date.

            d. Non-Transferability of the Options. An option granted under the Plan may not be transferred otherwise than by will or the laws of descent and distribution or as permitted by Rule 16b-3 of the Securities Exchange Act of 1934, as amended, or successor rule or regulation ("Rule 16b-3"). An option granted under the Plan may, during the lifetime of the optionee to whom granted, be exercised only by such optionee, his or her guardian or legal representative, or by a transferee permitted by Rule 16b-3.

            e. Exercise of Options.

               (i) Subject to the provisions of the Plan, an Initial Grant pursuant to Section 4(b)(i) shall be exercisable as follows:

                                                        Percentage
           From                     To                  Exercisable
           ----                     --                  -----------
      Date of Grant            Day prior to 1st               0%
                               Anniversary

      1st Anniversary          Day prior to 2nd              50%
                               Anniversary

      2nd Anniversary          Expiration Date              100%


               (ii) Subject to the provisions of the Plan, an Annual Grant pursuant to Section 4(b)(ii) shall be exercisable in full beginning on the first anniversary date of the date of grant.

              (iii) Options may be exercised by giving written notice to the Secretary of the Company stating the number of shares of Common Stock with respect to which the option is being exercised and tendering payment therefor. Payment for shares of Common Stock shall be made in full at the time that an option or any part thereof is exercised. Payment may be made
      (i) in cash, or (ii) by delivery of shares of stock of the Company held by optionee, which shares shall be valued, for purposes of payment, at their fair market value on the date of payment, determined in accordance with procedures established in Subsection 4(a).

      5. Capital Adjustments and Changes in the Company. In the event of any stock dividend, stock split, exchange of shares, recapitalization, subdivision or consolidation of shares, or other similar transaction, the aggregate number of shares available under the Plan, the number of shares subject to each outstanding option and the option price per share, shall all be proportionately adjusted.

            In the event the Company shall be a party to a transaction involving a sale of substantially all its assets, a merger or a consolidation, all then outstanding options under the Plan may be cancelled by the Company as of the effective date of any such transaction by giving notice to each optionee of its intention to do so at least 30 days prior to the effective date of such transaction and by permitting the exercise during the 30-day period preceding the effective date of such transaction of all partly or wholly unexercised options in full, including the portion not yet exercisable pursuant to the vesting schedule set forth in Subsection 4(e) above.

            In the case of dissolution of the Company (other than a dissolution following a sale of substantially all of the Company's assets), every option outstanding hereunder shall terminate; provided, however, that each optionee shall have 30 days' prior written notice of such event, during which time the optionee shall have a right to exercise any partly or wholly unexercised option in full, including the portion not yet exercisable pursuant to the vesting schedule set forth in Subsection 4(e) above.

      6. No Obligation. The granting of an option shall impose no obligation on the Company to continue optionee's service as a director for any period.

      7. Legal and Other Requirements. The obligation of the Company to issue or transfer shares of Common Stock under options granted under the Plan shall be subject to all applicable laws, regulations, rules and approvals including, but not by way of limitation, the effectiveness of a registration statement under the Securities Act of 1933, as amended, the qualification of the options and the shares of Common Stock reserved for issuance upon exercise of options under applicable state securities laws, the satisfaction of applicable listing requirements of the principal securities exchange on which the Company's Common Stock is listed or admitted to trading, if deemed necessary or appropriate by the Company, and the payment by the optionee to the Company, upon its demand, of such amount, or in lieu thereof of such number of shares of Common Stock of the Company, as may be requested by the Company for the purpose of satisfying any liability to withhold federal, state or local income or other taxes incurred by reason of the exercise of such options or the delivery of shares of Common Stock incident thereto.

      8. Termination and Amendment of Plan. The Board of Directors, without further action on the part of the stockholders, may suspend or terminate the Plan except that no such action may materially and adversely affect any outstanding option without the consent of the optionee. Only if and to the extent stockholder approval is necessary to allow this Plan to meet the conditions of Rule 16b-3, the Board of Directors shall obtain stockholder approval of any amendments to this Plan which would: (a) materially increase the benefits accruing to participants under the Plan, (b) materially increase the number of securities which may be issued under the Plan, or (c) materially modify the requirements as to eligibility for participation in the Plan. This Plan may not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act or the rules thereunder.

      9. Effective Date and Duration of Plan. This Plan shall become effective ("Effective Date") as of the date of its ratification by the stockholders of the Company. No options may be granted under this Plan subsequent to the date which is 10 years from the Effective Date. The Plan shall continue in effect, however, insofar as is necessary to complete all the Company's obligations under outstanding options and to conclude the administration of the Plan.








                                   -5-

                                 Page 26 of 26